SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Acto of 1934

Date of Report:  January 20, 1995

                      TIS MORTGAGE INVESTMENT COMPANY
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          (Exact name of Registrant as specified in its Charter)

        Maryland                          94-3067889
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(State or other jurisdiction of         (IRS Employer
incorporation or organization)       Identification No.)


655 Montgomery Street
San Francisco, California                   94111
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(Address of principal                      (Zip Code)
executive offices)

     Registrant's telephone number, including area code (415) 393-8000

Item 5.  Other Events
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On December 29, 1994 the following news release was issued by TIS Mortgage
Investment Company.

TIS MORTGAGE INVESTMENT COMPANY REPORTS ACQUISITION OF MULTI-FAMILY HOUSING PROPERTIES.

     SAN FRANCISCO, CALIFORNIA - TIS MORTGAGE INVESTMENT COMPANY (NYSE
Symbol: TIS) today announced that it has entered into a definitive agreement to acquire four multi-family housing properties in California's Central Valley. Consisting of 539 units together with 9.75 acres of unimproved land slated for development of an additional 126 units, the properties will be purchased by TIS in a series of closings to occur between mid-January and mid-September of 1995. The aggregate purchase price for the properties will be $29,275,000, including existing debt to be assumed by TIS.

     In announcing the agreement, Lorraine O. Legg, president and chief executive officer of TIS, noted that this was the San Francisco REIT's first venture into equity ownership and stated that: "These properties will provide good long term shareholder value because they are priced correctly, they are superior properties located in a high growth area and currently they have a modest rent structure." The units range from 850-1250 square feet and are being purchased below replacement cost. Ms. Legg added:
"With the purchase of these properties, TIS is continuing to implement the strategy it originally announced in June 1993 to shift the company's investments into commercial mortgage securitizations and multi-family real estate."

     TIS Mortgage Investment Company is a San Francisco-based Real Estate Investment Trust (REIT).

                                   (END)

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TIS Mortgage Investment Company

Date:  January 20, 1995          BY:  /s/  John E. Castello
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                                     John E. Castello, Executive Vice
                                     President and Chief Financial Officer